Exihibit 10.1













                          CREDIT AND SECURITY AGREEMENT
                                 BY AND BETWEEN
                               BAENA ADVISORS, LLC
                                       AND
                         MONEY CENTERS OF AMERICA, INC.










                                DECEMBER 28, 2006



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TABLE OF CONTENTS




Article 1 DEFINITIONS.......................................................2

   1.1. Definitions.........................................................2

Article 2 THE LOANS.........................................................7

   2.1. The Loan............................................................7
   2.2. Payment Provisions..................................................8
   2.3. Late Payments; Default Rate.........................................8
   2.4. Loan Fee............................................................8
   2.5. Taxes...............................................................9

Article 3 REPRESENTATIONS AND WARRANTIES....................................9

   3.1. Organization and Good Standing......................................9
   3.2. Power and Authority; Validity of Agreement.........................10
   3.3. No Violation of Laws or Agreements.................................10
   3.4. Compliance.........................................................10
   3.5. Litigation.........................................................10
   3.6. Title to Assets....................................................11
   3.7. Ownership..........................................................11
   3.8. Accuracy of Information; Full Disclosure...........................11
   3.9. Taxes and Assessments..............................................11
   3.10. Indebtedness......................................................11
   3.11. ERISA.............................................................12
   3.12. Books and Records.................................................12
   3.13. Location of Collateral............................................12
   3.14. Places of Business................................................13
   3.15. Other Name or Entities............................................13
   3.16. Title and Liens...................................................13
   3.17. Fees and Commissions..............................................13
   3.18. No Extension of Credit for Securities.............................13
   3.19. Hazardous Wastes, Substances and Petroleum Products...............13
   3.20. Solvency..........................................................14

Article 4 CONDITIONS.......................................................14

   4.1. Initial Conditions.................................................14

Article 5 AFFIRMATIVE COVENANTS............................................15

   5.1. Existence and Good Standing........................................15
   5.2. Borrowing Base.....................................................15
   5.3. Notification of Account Debtors....................................16

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   5.4. Books and Records..................................................16
   5.5. Insurance..........................................................16
   5.6. Litigation; Event of Default.......................................16
   5.7. Taxes..............................................................17
   5.8. Costs and Expenses.................................................17
   5.9. Compliance; Notification...........................................17
   5.10. ERISA.............................................................18
   5.11. Condition of Collateral; No Liens.................................18
   5.12. Records...........................................................18
   5.13. Further Assistance................................................18
   5.14. Transactions Among Affiliates.....................................18
   5.15. Acquired Property.................................................19
   5.16. Other Information.................................................19

Article 6 NEGATIVE COVENANTS...............................................19

   6.1. Indebtedness.......................................................19
   6.2. Guaranties.........................................................19
   6.3. Loans..............................................................19
   6.4. Liens and Encumbrances.............................................19
   6.5. Additional Negative Pledge.........................................20
   6.6. Transfer of Assets; Liquidation....................................20
   6.7. Acquisitions and Investments.......................................20
   6.8. Changes............................................................20
   6.9. Dividends and Other Distributions..................................20
   6.10. Executive Bonuses.................................................21
   6.11. Modification of Governing Documents...............................21
   6.12. Change of Location or Name........................................21
   6.13. Change of Accounting Practices....................................21
   6.14. Leases............................................................21
   6.15. Inconsistent Agreement............................................21
   6.16. Bank Accounts.....................................................21
   6.17. Cash Management System............................................21

Article 7 SECURITY AND RIGHT OF SET OFF....................................22

   7.1. Security Agreement.................................................22
   7.2. Additional Collateral..............................................22
   7.3. Right of Set-off...................................................22

Article 8 DEFAULT..........................................................22

   8.1. Events of Default..................................................22
   8.2. Remedies...........................................................24
   8.3. Powers of Attorney.................................................24
   8.4. Specific Rights Regarding Collateral...............................25

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Article 9 MISCELLANEOUS....................................................27

   9.1. Indemnification and Release Provisions.............................27
   9.2. Binding and Governing Law..........................................27
   9.3. Survival...........................................................27
   9.4. No Waiver; Delay...................................................27
   9.5. Modification; Waiver...............................................28
   9.6. Headings...........................................................28
   9.7. Notices............................................................28
   9.8. Time of Day........................................................28
   9.9. Severability.......................................................28
   9.10. Counterparts......................................................29
   9.11. Consent to Jurisdiction and Service of Process....................29
   9.12. Preservation and Limitation of Remedies...........................29
   9.13. WAIVER OF JURY TRIAL..............................................29
   9.14. ACKNOWLEDGMENTS...................................................30




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THIS CREDIT AND SECURITY  AGREEMENT AND THE  INDEBTEDNESS  EVIDENCED  HEREBY ARE
SUBJECT TO THE INTERCREDITOR AND SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN MERCANTILE CAPITAL, L.P. AND BAENA ADVISORS, LLC. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE TRANSFER OF THIS CREDIT AND SECURITY AGREEMENT IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH THEREIN.


                          CREDIT AND SECURITY AGREEMENT

                  THIS CREDIT AND SECURITY AGREEMENT is made this 28th day of December, 2006, by and between MONEY CENTERS OF AMERICA, INC., a Delaware corporation (the "Borrower"), and BAENA ADVISORS, LLC, a Delaware limited liability company ("Lender").

                                   BACKGROUND

A. Borrower desires to borrow from Lender $4,750,000.00 (the "Loan"); and

B. Lender is willing to make the Loan to the Borrower, subject to the terms and conditions hereof.

                  In consideration of the foregoing background and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree, under seal, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below.

                  "Affiliate" means: (i) any person who or entity which directly or indirectly owns, controls or holds five percent (5%) or more of the outstanding beneficial interest in a Borrower; (ii) any entity of which five percent (5%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by a Borrower; (iii) any entity which directly or indirectly is under common control with a Borrower; (iv) any officer, director or partner of a Borrower or any Affiliate; or (v) any immediate family member of any person who is an Affiliate. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Credit and Security Agreement and all exhibits and schedules hereto, as each may be amended from time to time.

                  "Applicable Margin" means thirteen percent (13%).

                  "Authorized Representative" means Jason P. Walsh, Christopher
M. Wolfington and such other person or persons designated in writing by a Borrower as Authorized Representatives.

                  "Blocked Accounts" has the meaning ascribed to such term in the definition of Pledge Agreement.

                  "Bonus Availability Date" has the meaning ascribed to such term in Section 6.10.

                  "Borrower" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "Borrowing Base" has the meaning ascribed to such term in
Section 5.2.

                  "Borrowing Base Certificate" has the meaning ascribed to such term in Section 5.2.

                  "Business Day" means any day that is neither a Saturday or Sunday nor a legal holiday that commercial banks are authorized or required to be closed in Philadelphia, Pennsylvania.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

                  "Collateral" means all property, real, personal or mixed, of Borrower or in which Borrower has an interest, wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower including, without limitation: (i) Accounts (as defined in the UCC);
(ii) Chattel Paper (as defined in the UCC); (iii) Contracts (as defined in the
UCC); (iv) Documents (as defined in the UCC); (v) Equipment (as defined in the
UCC); (vi) Inventory (as defined in the UCC); (vii) General Intangibles (as defined in the UCC); (viii) Fixtures (as defined in the UCC); and (ix) Instruments (as defined in the UCC), together with all proceeds and products thereof..

                  "Default" means an event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default.

                  "Default Rate" has the meaning ascribed to such term in
Section 2.3.

                  "Deficient Borrowing Base Certificate" has the meaning ascribed to such term in Section 5.2.

                  "Environmental Control Statutes" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency ERISA Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

                  "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute of similar import, and all rules and regulations with respect thereto in effect from time to time.

                  "ERISA Affiliate" means, any person that is a member of any group or organization within the meaning of Code Sections 414(b), (c), (m) or
(o) of which Borrower is a member.

                  "ERISA Plan" means any pension benefit or welfare benefit plan as defined in Sections 3(1), (2) or (3) of ERISA maintained or sponsored by, contributed to, or covering employees of, Borrower or any ERISA Affiliate.

                  "Event of Default" means an event described in Section 8.1 hereof.

                  "Financing Statements" has the meaning ascribed to such term in Section 4.1(d).

                  "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Lender may reasonably approve, which are applicable in the circumstances as of the date in question; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP.

                  "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Government Approvals" means all necessary approvals from governmental or quasi-governmental authorities having jurisdiction, including, but not limited to, street openings or closings, zoning and use and occupancy permits, sewer permits, environmental permits and approvals, building permits, highway occupancy permits, subdivision and land development approvals and approvals of fire underwriters.

                  "Guarantor" means jointly and severally, Christopher M. Wolfington and Darlene M. Wolfington, each an individual.

                  "Guaranty" means the guaranty and suretyship agreements required to be executed and delivered by each Guarantor pursuant to Section 4.1(e) hereof.

                  "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

                  "Indebtedness" of any person means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) capitalized leases, (v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

                  "Interest Period" means initially, the period commencing as of the date of this Agreement (the "Start Date") and ending on the last day of the same calendar month, and thereafter each one month period ending on the last day of a calendar month.

                  "Late Charge" has the meaning ascribed to such term in Section 2.3.

                  "Lender" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "LIBOR Rate" means relative to any Interest Period, the offered rate for delivery in two London Banking Days (as defined below) of deposits of U.S. Dollars which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day on which the Interest Period commences, and for a period approximately equal to such Interest Period (i.e., the "30-day" LIBOR Rate). If the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a day on which US dollar deposits are transacted in the London interbank market (a "London Banking Day"), the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the LIBOR Rate is unavailable and/or the Lender is unable to determine the LIBOR Rate for any Interest Period, the Loan shall accrue interest at the Prime Rate.

                  "Loan Documents" means this Agreement, the Note, the Financing Statements, Pledge Agreement, Stock Pledge Agreement, Warrant Agreements and any other agreements, documents, instruments and writings now or hereafter existing, creating, evidencing, guarantying, security or relating to any liabilities of Borrower to Lender together with all amendments, modifications, renewals or extensions thereof.

                  "Loan Fee" has the meaning ascribed to such term in Section
2.4.

                  "Loan" has the meaning ascribed to such term in the Background of this Agreement.

                  "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities owned or operated by Borrower.

                  "Material Adverse Effect" means either singly or in the aggregate, a material adverse effect on the business, financial condition or prospects of Borrower as a result of any condition, circumstance or contingency.

                  "Mercantile" means Mercantile Capital, L.P.

                  "Mercantile Facility" means that certain $2,500,000 credit facility from Mercantile to the Borrower of even date herewith.

                  "Note" means that certain promissory note dated of even date herewith from Borrower in favor of Lender in the amount of $4,750,000, evidencing the Loan.

                  "Other Taxes" has the meaning ascribed to such term in Section 2.5.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pledge Agreement" means that certain pledge agreement from Borrower in favor of Lender dated of even date herewith, in which certain accounts (collectively, the "Blocked Accounts") are pledged to Lender.

                  "Prime Rate" means the annual interest rate publicly announced in the Wall Street Journal from time to time as the prime rate. If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Prime Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

                  "Release" means any spill, leak, emission, discharge or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance.

                  "Stock Pledge Agreement" means that certain stock pledge agreement from Christopher M. Wolfington in favor of Lender dated of even date herewith.

                  "Subordinated Debt" means all Indebtedness which has been formally subordinated to payment and collection of the Loan.

                  "Taxes" has the meaning ascribed to such term in Section 2.5.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state or commonwealth in which the Collateral is located.

                  "Warrant Agreements" means, collectively, those warrant agreements from Borrower in favor of Lender, each dated of even date hereof.

                                    ARTICLE 2
                                    THE LOANS

2.1. The Loan.

(a) Advance. On the date hereof, Lender shall advance one hundred percent (100%) of the Loan proceeds to Borrower.

(b) Note. The Indebtedness of the Borrower to Lender under the Loan will be evidenced by the Note.

(c) Use of Proceeds. The proceeds of the Loan shall be used solely for purposes set forth on Schedule 2.1(c) hereto and made a part hereof.

(d) Interest. Interest on the outstanding principal amount of the Loan shall accrue at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

(e) Payments. Following the end of each Interest Period, Lender shall provide Borrower with written notice of the accrued interest on the outstanding principal balance of the Loan for such Interest Period, setting forth the calculation in sufficient detail for Borrower to verify the calculation. A payment shall be made equal to such accrued interest on the outstanding principal balance of the Loan within five (5) days following Borrower's receipt of such notice. The entire unpaid principal amount of the Loan, together with accrued and unpaid interest thereon and all other amounts payable hereunder in connection with the Loan, shall be due and payable in full on February 28, 2009; provided, however, so long as no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, the Lender may, in its sole discretion, extend the term of the Loan until February 28, 2011. Notwithstanding anything contained herein to the contrary, the Lender's failure to provide any such notice shall not eliminate the Borrower's obligation to pay accrued interest on the Loan.

(f) Prepayment. The principal amount of the Loan may be prepaid in whole or in part at any time, and from time to time, without premium or penalty. Any prepayment shall include accrued and unpaid interest to the date of the prepayment on the principal amount prepaid and all other sums due and payable hereunder.

2.2. Payment Provisions.

(a) All payments of principal, interest, fees and other amounts due under the Loan, including any prepayments thereof, shall be made by the Borrower to Lender in immediately available funds before twelve o'clock (12:00) noon on any Business Day at the principal office of Lender set forth at Section 9.7 of this Agreement.

(b) If any payment under this Agreement or the Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

(c) Payments received will be applied first to charges, fees and expenses (including attorneys' fees), then accrued interest and finally principal.

2.3. Late Payments; Default Rate. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Agreement or any Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Lender a late charge equal to five percent (5.0%) of the amount of such payment (the "Late Charge"). Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, the applicable Note shall bear interest at a rate that shall be five percentage points (5.0%) in excess of the interest rate in effect from time to time under this Agreement or the applicable Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on the applicable Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased risk to the Lender of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

2.4. Loan Fee. Borrower shall pay to Lender a loan fee for the Loan in the amount of $3,000 per month (the "Loan Fee"), which Loan Fee shall be payable on the date hereof and on the first day of each consecutive month thereafter. The Loan Fee shall be in addition to the interest and any and all other amounts that Borrower is required to pay under the Loan Documents.

2.5. Taxes.

(a) Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise and similar taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, Borrower agrees to pay any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

(c) Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.5) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to the Lender, at its address referred to in Section 9.7, the original or a certified copy of a receipt evidencing payment thereof.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as applicable, as follows:

3.1. Organization and Good Standing. Borrower is duly organized and existing and in good standing, under the laws of the State of Delaware, has the power and authority to carry on its business as now conducted, and is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification.

3.2. Power and Authority; Validity of Agreement. Borrower has the power and authority under Delaware law and under its certificate of incorporation and by-laws to enter into and perform this Agreement, the Note, the other Loan Documents and all other agreements, documents and actions required hereunder; and all actions (corporate or otherwise) necessary or appropriate for Borrower's execution and performance of this Agreement, the Note, and the other Loan Documents and actions required hereunder have been taken, and, upon their execution, the same will constitute the valid and binding obligations of Borrower to the extent it is a party thereto, enforceable in accordance with their terms.

3.3. No Violation of Laws or Agreements. The making and performance of this Agreement, the Note, and the other Loan Documents and actions required of Borrower hereunder will not violate any provisions of any law or regulation, federal, state or local, or the certificate of incorporation and by-laws of Borrower or result in any breach or violation of, or constitute a default under, any agreement or instruments by which Borrower or its property may be bound, which would result in a Material Adverse Effect.

3.4. Compliance. Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities), material to the conduct of its business and operations; Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business(es), and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no authorization, consent, approval, waiver, license or formal exemptions from, nor any filing, declaration or registration with, any court or consents, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with Borrower's execution and performance of this Agreement, the Note, and other Loan Documents and actions required hereunder.

3.5. Litigation. There are no actions, suits, proceedings or claims which are pending or, to Borrower's knowledge or information, threatened against Borrower, which, if adversely resolved, would have a Material Adverse Effect.

3.6. Title to Assets. Borrower has good and marketable title to all of its properties and assets free and clear of any liens and encumbrances, except the security interests granted to Lender hereunder and under the Loan Documents and as set forth on Schedule 3.6 attached hereto and made a part hereof, and all such assets are in good order and repair and fully covered by the insurance required under Section 5.5 hereof.

3.7. Ownership. The shares of the capital stock of Borrower are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions.

3.8. Accuracy of Information; Full Disclosure.

(a) All annual and quarterly financial statements of Borrower furnished to Lender have been prepared in accordance with GAAP (subject, the case of quarterly statements, to year-end adjustments) and fairly present the financial condition of Borrower as of the dates and for the periods covered and discloses all material liabilities of Borrower and there has been no material adverse change in the financial condition or business of Borrower from the date of such statements to the date hereof; and

(b) All financial statements and other documents furnished by Borrower to the Lender in connection with this Agreement and the Note do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Borrower has disclosed to the Lender in writing any and all facts of which Borrower has knowledge that materially and adversely affect the business, properties, operations or condition, financial or otherwise, of Borrower or Borrower's ability to perform its obligations under this Agreement and the Note.

3.9. Taxes and Assessments. (a) Borrower has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state and local taxes, other than taxes not yet due or which may be paid hereafter without penalty; provided that no such taxes shall be required to be paid if they are being contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and prepared in accordance with GAAP and (b) Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

3.10. Indebtedness. Borrower does not have any presently outstanding indebtedness or obligations including contingent obligations and obligations under leases of property from others, except as set forth on Schedule 3.10 attached hereto and made a part hereof.

3.11. ERISA. Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and,

(a) Neither Borrower nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which Borrower or any ERISA Affiliate could have any withdrawal liability;

(b) Neither Borrower nor any ERISA Affiliate, sponsors or maintains any ERISA Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived;

(c) The aggregate liability for accrued benefits and other ancillary benefits under each ERISA Plan that is or will be sponsored or maintained by Borrower or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension ERISA Plan;

(d) The aggregate liability of Borrower and each ERISA Affiliate arising out of or relating to a failure of any ERISA Plan to comply with the provisions of ERISA or the Code will not have a Material Adverse Effect on Borrower; and

(e) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Borrower or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

3.12. Books and Records.   Borrower maintains its books and records relative to
the Collateral at its address first set forth above.

3.13. Location of Collateral. None of the Inventory, Equipment or other tangible property constituting part of the Collateral is or will be, or has been during the six months preceding execution of this Agreement, located in or on any premises other than those addresses set forth on Schedule 3.13 attached hereto and made a part hereof.

3.14. Places of Business. The only places of business of Borrower are set forth in Schedule 3.13 attached hereto and made a part hereof.

3.15. Other Name or Entities. Except as set forth on Schedule 3.15 attached hereto and made a part hereof, none of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the seven years preceding the date of this Agreement
(a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any corporation or other business.

3.16. Title and Liens. Borrower has good and marketable title to all of the Collateral as sole owner or lessor thereof, as appropriate, free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except the (a) security interests disclosed on Schedule 3.6 and made a part hereof, (b) security interests permitted by this Agreement and
(c) security interests and mortgages in favor of Lender.

3.17. Fees and Commissions. Borrower owes no fees or commissions of any kind, and does not know of any claim for any fees or commissions, in connection with the Loan.

3.18. No Extension of Credit for Securities. Borrower is not now, nor at any time has it been engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by Borrower directly or indirectly, for such purposes.

3.19. Hazardous Wastes, Substances and Petroleum Products.

(a) To its knowledge, Borrower (i) has received all permits and filed all notifications necessary to carry on its business; and (ii) is in compliance in all respects with all Environmental Control Statutes.

(b) Borrower has not given any written or oral notice, or has failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Borrower or used in connection with the conduct of its business and operations.

(c) Borrower has not received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

3.20. Solvency. Borrower (i) is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business,
(ii) upon closing on the Loan, will have sufficient capital to carry on its business and (iii) is solvent and will continue to be solvent after the transactions contemplated hereunder and under the other Loan Documents.

                                   ARTICLE 4
                                   CONDITIONS

4.1. Initial Conditions. The obligation of Lender to fund the Loan shall be subject to Lender's receipt of the following documents, each in form and substance satisfactory to Lender in its reasonable discretion:

(a) Loan Documents. The Loan Documents, properly executed, as applicable, and delivered to Lender.

(b) Authorization Documents. Certified copies of the certificate of incorporation, bylaws and resolution of Borrower authorizing execution and full performance of the Loan Documents to which it is a party and all other documents and actions required hereunder, and an incumbency certificate setting forth the officers of Borrower authorized to execute the Loan Documents.

(c) Certificate of Good Standing. Certificate of good standing of Borrower from its state of incorporation and in each state or commonwealth where it is qualified to do business.

(d) Financing Statements. Uniform Commercial Code financing statements naming Borrower, as debtor, and Lender, as secured party, perfecting a first priority security interest in Collateral as security for the Loan, together with such other documents as Lender may require to perfect its interests (collectively, the "Financing Statements").

(e) Guaranty. Guaranty and suretyship agreements executed by each Guarantor in favor of Lender unconditionally guarantying the payment and performance of the obligations and liabilities of Borrower to Lender.

(f) Insurance. Certificates of property and liability insurance in favor of Lender with respect to all of Borrower's properties and business.

(g) Searches. Uniform Commercial Code and bankruptcy searches against Borrower and each Guarantor in those offices and jurisdictions as the Lender shall reasonably request.

(h) Mercantile Agreement. A copy of a fully-executed Amendment to the November 23, 2003 Amended and Restated Loan and Security Agreement between Mercantile and Borrower evidencing the Mercantile Facility.

(i) Subordination Agreement. An executed Intercreditor and Subordination agreement among Lender, Borrower and Mercantile.

(j) Termination of Pledge. Evidence of the termination of the pledge of 250,000 shares of Borrower's stock in favor of Mercantile.

(k) Other Documents. Such additional documents as Lender reasonably may request, including, without limitation, the items identified on the closing list attached hereto as Schedule 4.1(k) and made a part hereof.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that so long as any Indebtedness of Borrower to Lender is outstanding, Borrower will:

5.1. Existence and Good Standing. Preserve and maintain its existence as a corporation or limited liability company, as applicable, and its good standing in all states in which it conducts business and the validity of all its franchises, licenses, permits, certificates of compliance or grants of authority required in the conduct of its business.

5.2. Borrowing Base.

(a) Prepare daily borrowing base certificates, in form and substance acceptable to Lender (each a "Borrowing Base Certificate" and more than one, the "Borrower Base Certificates").

(b) Borrower's borrowing base, as set forth on the Borrowing Base Certificates (the "Borrowing Base"), shall at all times be at least $5,500,000.00, after taking into consideration all requested advances under the Mercantile Facility.

(c) Borrower shall immediately, without a request from Lender, provide Lender will a copy of any Borrowing Base Certificate that evidences a Borrowing Base of less than $5,500,000.00 (each a "Deficient Borrowing Base Certificate"). Thereafter, Borrower shall, without a request from Lender, provide Lender with Borrowing Base Certificates for each consecutive day after a Deficient Borrowing Base Certificate until such time that Borrower has provided Lender with Borrowing Base Certificates from six (6) consecutive calendar days that each evidence a Borrowing Base of at least $5,500,000.00.

(d) If at any time, the Borrowing Base is below $5,500,000, Borrower shall obtain Lender's written consent prior to all cash transfers and withdrawals out of a Blocked Account, which consent may be withheld in Lender's sole discretion. Such written consent shall be required until such time as determined by Lender in its sole discretion.

(e) Notwithstanding anything contained herein to the contrary, immediately upon Lender's request, Borrower shall provide copies of Borrowing Base Certificates to Lender.

5.3. Notification of Account Debtors. Borrower, at the request of Lender, shall notify the Account debtors (excluding those owing less than $50,000.00) of Lender's security interest in its Accounts. Upon the occurrence and continuance of any Event of Default, Lender may notify the Account debtors on any of the Accounts to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification, Borrower is authorized to collect and enforce the Accounts.

5.4. Books and Records. Keep and maintain satisfactory and adequate books and records of Accounts in accordance with GAAP and make or cause the same to be made available to Lender or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof and permit Lender to discuss contents of same with senior officers of Borrower and also with outside auditors and accountants of Borrower.

5.5. Insurance. Keep and maintain all of its property and assets in good order and repair and covered by insurance and shall maintain comprehensive general public liability insurance, all with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry and satisfactory to Lender, under policies requiring the insurer to furnish reasonable notice to Lender and opportunity to cure any non-payment of premiums prior to termination of coverage; and, as required above, furnish Lender with certificates of such insurance and cause Lender to be named as lender loss payee and additional insured, as applicable, as its interest may appear.

5.6. Litigation; Event of Default. Notify Lender in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could have a Material Adverse Effect or the occurrence of any Default or Event of Default hereunder.

5.7. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) currently being contested in good faith by appropriate proceedings, diligently prosecuted and (b) are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP.

5.8. Costs and Expenses. Pay or reimburse Lender for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) (i) incurred by Lender in connection with the underwriting of the Loan and the preparation and review of the Loan Documents and (ii) Lender may pay or incur in connection with all waivers, consents and amendments to this Agreement and all other documentation related thereto and the collection or enforcement of any of the Loan, including without limitation any reasonable fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Section
5.8 shall survive any termination of this Agreement and the repayment of the Loan. Lender shall use reasonable efforts to monitor the costs and expenses described in subsection (i) of this Section 5.8.

5.9. Compliance; Notification.

(a) Comply in all material respects with all local, state and federal laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, and the securities act and all laws and regulations of the SEC and the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrower; and notify Lender immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

(b) With respect to the Environmental Control Statutes, immediately notify when, in connection with the conduct of Borrower's business(es) or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to Borrower or Borrower otherwise becomes aware of a condition with regard to an actual or imminently threatened Release of Hazardous Substances; and notify Lender in detail immediately upon the receipt by Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.

5.10. ERISA. (a) Comply in all material respects with the provisions of ERISA to the extent applicable to any ERISA Plan maintained for the employees of or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each ERISA Plan and tax exempt status of each trust forming part of such ERISA Plan; (c) not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); (d) permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and (e) notify Lender in writing promptly after it has come to the attention of senior management of Borrower of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a ERISA Plan) or the PBGC's ability to assert a material liability against it or impose a lien on Borrower's or any ERISA Affiliates' properties or assets; and (f) refrain from engaging in any prohibited transactions or actions causing possible liability under Section 5.02 of ERISA.

5.11. Condition of Collateral; No Liens. Maintain the Collateral in good condition and repair at all times, preserve the Collateral from loss, damage or destruction of any nature whatsoever, and keep the Collateral free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien encumbrance, except the liens in favor of Lender or permitted by this Agreement.

5.12. Records. Maintain complete and accurate books and records of all its operations and properties, including records of the Collateral.

5.13. Further Assistance. From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement and the other Loan Documents.

5.14. Transactions Among Affiliates. Cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

5.15. Acquired Property. Upon the acquisition of any property used in or relating to the business of Borrower, Borrower shall take all actions reasonably required by Lender to cause such property to become part of the Collateral for the Loan, including, but not limited to, the execution of all documents reasonably required by the Lender.

5.16. Other Information. Provide Lender with any other documents and information, financial or otherwise, reasonably requested by Lender from time to time.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

                  So long as any Indebtedness of Borrower to Lender remains outstanding hereunder, Borrower covenants and agrees that without Lender's prior written consent, it will not:

6.1. Indebtedness. Borrow any monies or create any Indebtedness except (a) indebtedness represented by the Loan, (b) other indebtedness of Borrower to Lender, (c) as set forth on Schedule 3.10 attached hereto and made a part hereof, (d) unsecured indebtedness to its shareholders or officers, provided that there shall be no repayment of any such indebtedness if there is an Event of Default then in existence under any of the Loan Documents, (e) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) each such account payable is payable not later than thirty (30) days after the original invoice date according to the original terms of sale and (ii) each such account payable is not overdue by more than thirty (30) days according to the original terms of sale, unless the Borrower is disputing the amount or validity of same in good faith and (f) unsecured advances of vault cash by casinos to the casino in which the vault cash in located, in the ordinary course of business and (g) other indebtedness for which Borrower has received Lender's prior written consent.

6.2. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except to endorse checks or drafts in the ordinary course of business.

6.3. Loans. Make any loans or advances to others, except in the ordinary course of Borrower's business.

6.4. Liens and Encumbrances. Create, permit or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (i) as set forth on Schedule 6.4 attached hereto and made a part hereof, (ii) in favor of Lender as security for the Loan, (iii) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP and (iv) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation.

6.5. Additional Negative Pledge. Enter into any agreement, covenant, or promise with any person or entity restricting in any manner its ability to pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property.

6.6. Transfer of Assets; Liquidation.

(a) Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions in the normal and ordinary course of business for value received; or

(b) discontinue, liquidate, or change in any material respect any substantial part of its operations or business(es).

6.7. Acquisitions and Investments. Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the interests or assets of, or make any investments in any other entity; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other entity; or create any subsidiary or affiliate entity.

6.8. Changes. (a) Sell or transfer an ownership interest in Borrower other than the issuance of shares of common stock for cash at prices reasonably related to Market value and the issuance of warrants in connection therewith and the issuance of stock options to employees, directors and consultants under Borrower's Amended and Restated 2003 Stock Incentive Plan, as in effect in the date hereof, (b) cease or materially change business operations or (c) reorganize or consolidate business operations.

6.9. Dividends and Other Distributions. Declare or pay any dividends on or make any distribution with respect to any class of its equity or purchase, redeem, retire or otherwise acquire directly or indirectly, any of its equity.

6.10. Executive Bonuses/Deferred Compensation(a) Pay any executive bonuses until such time that the Borrowing Base has a thirty (30) calendar day average of at least $6,000,000.00, after taking into consideration the payment of such executive bonuses ("Bonus Availability Date") and so long as no Default or Event of Default has occurred. Notwithstanding anything contained herein to the contrary, executive bonuses may accrue (but may not be paid) prior to the Bonus Availability Date.

(b) Pay any deferred compensation to Christopher M. Wolfington pursuant to that certain ________________________, without in each case obtaining the Lender's prior written consent; provided, however, Borrower may pay interest to Christopher M. Wolfington on such deferred compensation without Lender's prior written consent.

6.11. Modification of Governing Documents. Change, alter or modify, or permit any change, alteration or modification of, its certificate of incorporation, bylaws or other governing documents.

6.12. Change of Location or Name. Change any of the following without thirty (30) days prior written notice to Lender: (a) the locations stated in
Section 3.13 of this Agreement, (b) the location of the principal place of business or chief executive office of Borrower, or (c) the name under which Borrower conducts any of its business or operations.

6.13. Change of Accounting Practices. Change its present accounting principles or practices in any material respect, except as may be required by changes in GAAP.

6.14. Leases. Enter into or materially amend any lease, license or similar agreement without in each case obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld.

6.15. Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of Borrower's obligations under this Agreement or any of the other Loan Documents or under any document delivered or to be delivered by it in connection therewith.

6.16. Bank Accounts. Open or close any bank accounts without the Lender's prior written approval.

6.17. Cash Management System. Borrower shall not alter, amend or change in any way, the cash management system approved by Lender on the date hereof, without Lender's prior written consent.

                                   ARTICLE 7
                          SECURITY AND RIGHT OF SET OFF

7.1. Security Agreement. As security for the payment of any and all of Borrower's Indebtedness between Borrower and Lender or its affiliate and obligations to Lender, whether matured or unmatured, now existing or hereafter incurred or created hereunder or otherwise, Borrower grants, conveys and gives Lender a security interest in all Collateral, whether now or existing or hereafter acquired, wherever located, an all proceeds and products thereof. Borrower authorizes Lender to file one or more UCC financing statements to perfect its security interests in the Collateral.

7.2. Additional Collateral. As additional security for the payment of any and all of Borrower's Indebtedness between Borrower and Lender or its affiliate and obligations to Lender, whether matured or unmatured, now existing or hereafter incurred or created hereunder or otherwise, Borrower hereby grants to Lender a security interest in and lien upon all funds, balances or other property of any kind of Borrower, or in which Borrower has an interest, limited to the interest of such Borrower therein, whether now or hereafter in the possession, custody or control of Lender.

7.3. Right of Set-off. Lender is hereby authorized at any time and from time to time after the occurrence of an Event of Default, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note. Lender agrees promptly to notify the Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Article 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                                   ARTICLE 8
                                    DEFAULT

8.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

(a) If Borrower shall fail to pay when due any installment of principal, interest, fees, costs, expenses or any other sum payable to Lender hereunder or under any other Loan Document;

(b) If any representation or warranty made herein, in connection herewith or in any other Loan Document or in any statement, certificate or other document furnished hereunder or otherwise is false or misleading in any material respect when made;

(c) If Borrower shall default in the payment or performance of any obligation or Indebtedness (including, but not limited to, the Mercantile Facility) to another, after the expiration of any applicable notice or cure periods;

(d) If the Borrowing Base (i) has a thirty (30) day average below $5,500,000 for any month or (ii) is below $5,000,000 at any one time.

(e) If Borrower shall default in the performance of any other agreement or covenant contained herein or in any document executed or delivered to Lender, and such default shall continue uncured for thirty (30) days after notice thereof to such Borrower given by Lender;

(f) If custody or control of any substantial part of the property of Borrower shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of Borrower as now conducted;

(g) If Borrower: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

(h) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes; and

(i) any execution shall have been levied against any part of the Collateral or against any other property of Borrower and shall continue unstayed and in effect for a period of fifteen (15) days after notice thereof by Lender.

(j) any change of ownership of Borrower that effectively changes control of Borrower from its ownership as of the date hereof.

8.2. Remedies. Upon the happening of any Event of Default and at any time thereafter, at the election of Lender, and by notice by Lender to the Borrower, Lender may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of such Borrower to Lender, hereunder or otherwise, to be immediately due and payable. Upon such declaration, the Lender shall have the immediate right to enforce or realize on any collateral security granted therefor in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any documents delivered in connection herewith, each Lender shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

Upon the occurrence of an Event of Default, no withdrawals shall be made from any of the Blocked Accounts.

8.3. Powers of Attorney. Borrower hereby constitutes and appoints Lender its true and lawful attorney and agent in fact to take any or all of the actions described below during the existence of an Event of Default in Lender's or Borrower's name and at Borrower's expense during the existence of an Event of
Default:

(a) Evidence of Liens. Borrower authorizes Lender to file such financing statements and other documents and take such other actions as Lender deems necessary or proper in order to create, perfect or continue the security interests and other liens provided for by this Agreement or any of the other Loan Documents, and Lender may file the same in any appropriate governmental office.

(b) Preservation of Collateral. Lender may take any and all action that it deems necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower that might impair the Collateral or Lender's security interest therein, the purchase of insurance on Collateral, the repair or safeguarding of Collateral, or the payment of taxes, assessments or other liens thereon. All sums so expended by Lender shall be added to the Indebtedness owed by such Borrower to Lender, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

(c) Lender's Right to Cure. Lender may perform any of Borrower's obligations under the Loan Documents but shall not be obligated to do so. All sums so expended by Lender shall be added to the Loan, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

(d) Verification of Accounts. Lender may make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance.

(e) Collections; Modification of Terms. Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the obligations of Borrower under the Agreement, the Collateral or the security interest granted under this Agreement or any of the other Loan Documents.

(f) Endorsements. Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other documents or instruments requiring such Borrower's endorsement.

(g) Mails. Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper.

(h) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks or drafts constituting insurance proceeds.

Borrower covenants and agrees that the powers of attorney granted by Section 8.3 are coupled with an interest and shall be irrevocable until full and final payment and performance of the Loan and all other obligations of Borrower under this Agreement and the other Loan Documents, at which time such powers of attorney shall automatically terminate; that said powers are granted solely for the protection of Lender's interest and Borrower shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.

8.4. Specific Rights Regarding Collateral. In addition to the rights as stated generally in Sections 8.2 and 8.3 hereof, Borrower agrees that, during the existence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

(a) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof.

(b) Upon notice from Lender, Borrower shall promptly, at its expense, assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

(c) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral.

(d) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (i) is delivered not less than seven (7) business days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than fourteen (14) business days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

(e) Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Loan.

(f) Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Loan.

(g) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

                           First: To the expenses of collecting, enforcing,
                  safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement or the Loan Documents, (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

                           Second: Any surplus then remaining to the payment of
                  interest and principal of the Loan and other sums payable as part of the obligations of Borrower under the Loan Documents, in such order as Lender elects; and

                           Third: Any surplus then remaining to Borrower or
                  whoever may be lawfully entitled thereto.

                                   ARTICLE 9
                                 MISCELLANEOUS

9.1. Indemnification and Release Provisions. Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender and its directors, officers, officials, agents, employees and counsel and their respective heirs, administrators, executors, successors and assigns, from and against, any and all losses, liabilities (including without limitation transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest, judgments, costs, or expenses, including without limitation fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any other Loan Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such statute to any of Borrower's properties or assets. All obligations provided for in this Section 9.1 shall survive any termination of this Agreement and the repayment of the Loan.

9.2. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

9.3. Survival. All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and will continue in full force and effect as long as any Indebtedness or other obligation of Borrower to Lender remains outstanding.

9.4. No Waiver; Delay. If Lender shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver of the later occurrence or recurrence of any of said events with respect to Lender. No delay by Lender in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Lender's powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.5. Modification; Waiver. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

9.6. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

9.7. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, sent by, a nationally recognized overnight courier delivery service or mailed (registered or certified mail) to the parties at their respective addresses or telecopier number set forth below or such other addresses or telecopier numbers as may be given by any party to the others in writing:

                  if to Borrower:

                           Money Centers of America, Inc.
                           700 South Henderson Road, Suite 325
                           King of Prussia, Pennsylvania  19406
                           Attention:  Christopher M. Wolfington
                           Facsimile: (610) 992-0338

                  if to Lender:

                           Baena Advisors, LLC
                           21 East 5th Avenue, Suite 204
                           Conshohocken, Pennsylvania  19428
                           Attention:  John K. Ziegler, Jr.
                           Facsimile No.: (610) 862-4351

9.8. Time of Day. Unless otherwise set forth herein, all time of day restrictions imposed herein shall be calculated using prevailing time in Philadelphia, Pennsylvania.

9.9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

9.11. Consent to Jurisdiction and Service of Process. Borrower irrevocably appoints each and every officer of Borrower as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with any of the Loan Documents; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within Montgomery County, Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; and the Borrower agrees that the courts of Montgomery County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and the Collateral. Notwithstanding the foregoing, the Lender, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which a Borrower may be found or in which any of its properties or Collateral may be located.

9.12. Preservation and Limitation of Remedies. Lender and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. BORROWER AND LENDER AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE.

9.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S ENTERING INTO THIS AGREEMENT.

9.14. ACKNOWLEDGMENTS. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE
ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 9.11 THROUGH AND INCLUDING 9.13 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

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



                  IN WITNESS WHEREOF, the undersigned, by their duly authorized officers or members, have signed, sealed and delivered this Agreement the day and year first above written, with the intent to be legally bound.


WITNESS:                                         MONEY CENTERS OF AMERICA, INC.,
                                                          a Delaware corporation


____________________________            By: /s/ Jason P. Walsh__________(SEAL)
                                             ------------------
                                                  Jason P. Walsh
                                                  Chief Financial Officer

WITNESS:                                          BAENA ADVISORS, LLC


_____________________________           By: /s/ John Ziegler______________(SEAL)
                                            -----------------
                                        Name: John Ziegler
                                        Title: